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United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CORBUS PHARMACEUTICALS HOLDINGS, INC.

100 River Ridge Drive

Norwood, MA 02062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 26, 2016

To the Stockholders of

Corbus Pharmaceuticals Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Corbus Pharmaceuticals Holdings, Inc. will be held at Corbus Pharmaceuticals Holdings, Inc. located at 100 River Ridge Drive, Suite 103, Norwood, MA 02062, on May 26, 2016, beginning at 9:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	To elect five director nominees to serve as directors until the next annual meeting of stockholders;
•	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016; and
•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 5, 2016 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares over the Internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2016.

Our proxy materials including our Proxy Statement for the 2016 Annual Meeting, our Annual report for the fiscal year ended December 31, 2015 and proxy card are available on the Internet at http://www.cstproxy.com/corbuspharma/2016. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

April 15, 2016

Norwood, Massachusetts

CORBUS PHARMACEUTICALS HOLDINGS, INC.

100 RIVER RIDGE DRIVE

NORWOOD, MA 02062

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on May 26, 2016 at 9 a.m. local time, at Corbus Pharmaceuticals Holdings, Inc. (the “Company”) located at 100 River Ridge Drive, Suite 103, Norwood, MA 02062, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Corbus Pharmaceuticals Holdings, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 15, 2016.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

☐	To elect five director nominees to serve as directors until the next annual meeting of stockholders;
☐	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016; and
☐	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2016 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to furnish to our stockholders this Proxy Statement and our Fiscal 2015 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 5, 2016, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 37,605,827 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting via the Internet by following the instructions in the Notice or by submitting your proxy card by mail.  If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

If you are a stockholder of record, to submit your proxy by mail or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you vote your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

☐	filing with the Secretary of the Company a notice of revocation;
☐	sending in another duly executed proxy bearing a later date; or
☐	attending the meeting and casting your vote in person.

For purposes of submitting your vote online, you may change your vote until 7:00 p.m. on May 25, 2016. At this this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

•

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

•

With respect to the proposal to ratify the appointment of EisnerAmper LLP and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposal 1is considered a non-routine matter under the applicable rules. If you do not give your broker specific instructions, the broker may not vote your shares on Proposal 1 and therefore there may be broker non-votes on Proposal 1. Proposal 2 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 2 and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of five directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2016 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Yuval Cohen, Ph.D.	41	Chief Executive Officer and Director	2014
Alan Holmer	66	Director (Chairman of the Board)	2014
David P. Hochman	40	Director	2014
Renu Gupta	60	Director	2014
Avery W. Catlin	67	Director	2014

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Directors

Yuval Cohen, Ph.D., Chief Executive Officer and Director

Dr. Cohen has served as our Chief Executive Officer and as a director since April 11, 2014. Dr. Cohen joined JB Therapeutics, Inc., a wholly-owned subsidiary of us, as its Chief Executive Officer in July 2013. Prior to joining JB Therapeutics, he was the President and co-founder of Celsus Therapeutics PLC (“Celsus”) (Nasdaq CM: CLTX) from 2005 until February 2013, and as Senior Vice President from February 2013 until June 2013. Dr. Cohen was also a board member of Celsus until December 2013. Starting as a small startup with seed financing, under Dr. Cohen’s leadership, Celsus developed five novel anti-inflammatory drug candidates with two reaching Phase IIb stages focusing on allergies and autoimmune diseases of the skin (eczema), airways (cystic fibrosis and hay fever), digestive tract (inflammatory bowel disease) and eye (conjunctivitis). Dr. Cohen participated in all stages of the pre-clinical and clinical development from project management to interactions with regulatory bodies and with the investment community in fundraising. Apart from his industry experience, he is also the author of a number of peer-reviewed papers and reviews as well as listed inventor on a number of patents. Dr. Cohen holds a KS. in microbiology and biochemistry from University of Cape Town, South Africa, and has a Ph.D., summa cum laude, from the Curie Institute of Cancer Research in Paris and the University of Paris V.

Alan Holmer, Chairman of the Board

Mr. Holmer has served as a director of JB Therapeutics since January 2014 and became chairman of our Board on April 11, 2014. From 1996 to 2005 he served as President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America (PhRMA), an organization that represents the worldwide interests of leading pharmaceutical and biotechnology companies, based in

Washington, D.C. From 2005 to 2007 and again from February 2009 until its acquisition by Merck in May 2011, Mr. Holmer served as a Director of Inspire Pharmaceuticals, Inc., and at various times as member of its Corporate Governance Committee, Audit Committee, and Drug Development Committee. In addition to his pharmaceutical industry experience, Mr. Holmer has significant expertise in handling legal, international trade and governmental issues, having held various positions within the office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. Mr. Holmer served as Special Envoy for China and the Strategic Economic Dialogue, a position to which he was appointed by Secretary of the Treasury, Henry M. Paulson, Jr. from 2007 to 2009. Mr. Holmer also served as a partner at the international law firm, Sidley & Austin (now Sidley Austin LLP), and as an associate at Steptoe & Johnson LLP. Since January 2012, Mr. Holmer has served as Special Counsel in the Washington, D.C. office of Smith, Currie & Hancock LLP. Mr. Holmer has been involved in many community service organizations, including currently serving as the Chairman of the Board of the Metropolitan Washington, D.C., Chapter of the Cystic Fibrosis Foundation. He also served as Co-Chairman of the President’s Advisory Council on HIV/AIDS. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University Law Center.

David P. Hochman, Director

Mr. Hochman has served as a director since December 2013. Since June 2006, Mr. Hochman has been Managing Partner of Orchestra Medical Ventures, LLC (“Orchestra”), an investment firm that employs an innovative strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and superior investor returns. He is also President of Accelerated Technologies, Inc. (ATI), a medical device accelerator managed by Orchestra. He has over eighteen years of venture capital and investment banking experience. Mr. Hochman is the Chairman of Vital Access Corp. and MOTUS GI Medical Technologies Ltd., as well as a director of Caliber Therapeutics, BackBeat Medical, FreeHold Surgical, Maternity Neighborhood, Inc. and Naked Brand Group, Inc. (OCT.QB:NAKD). Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, a principal investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he was responsible for directing the firm’s venture banking group and led financing transactions for over twenty early-stage companies. Mr. Hochman was a board advisor of Health Dialog Services Corporation, a world leader in collaborative care management that was acquired in 2008 by the British United Provident Association for $750 million. From 2005 to 2007, he was a co-founder and director of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health (NYSE: OPK) in 2013 for over $600 million. Mr. Hochman also currently serves as a board member of two non-profit organizations: the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation. He graduated with honors from the University of Michigan.

Dr. Renu Gupta, Director

Dr. Gupta has served as a director since June 2014. Dr. Gupta has more than 25 years of drug development, regulatory and senior management experience within the biopharma industry. Dr. Gupta is currently Principal of Global Bio-Pharma, having previously served as the Executive Vice President Development and Chief Medical Officer of Insmed Incorporated (formerly Transave, Inc) (NASDAQ: INSM) from September 2006 until October 2014, and as a Director of the UK subsidiary, Transave Inhalation Biotherapeutics as of May 2008. From May 2003 to August 2006, she held the position of Senior Vice President Development at Antigenics, Inc. Prior to that, she served at Novartis as Vice President and Head of U.S. Clinical Research and Development and Global Head of Cardiovascular, Metabolics, Endocrine and Gastroenterology Research. Dr. Gupta also spent almost 10 years at Bristol-Myers Squibb, where she was responsible for clinical research, business development and global development and marketing strategy for infectious diseases and immunology. She received her bachelor and medical degrees from the University of Zambia and completed her medical and post-doctoral training at Albert Einstein Medical Center, the Wistar Institute of Anatomy and Biology, Children’s Hospital of Philadelphia, and the University of Pennsylvania, where she was Adjunct Assistant Professor until 1997. Her work has been published in leading peer-reviewed journals and she has been active in numerous relevant academic and professional societies. Dr. Gupta is a founding member of the Industrial Management Board at the Harvard Medical School, served as Chair of the Medical Advisory Council for Antigenics, past member of the Scientific Advisory Board at Cerimon Pharmaceuticals, and the Institute of Medicine Forum on Emerging Infections, and is a Board Member of Aim at Melanoma, formerly Charlie Guild Melanoma Foundation.

Avery W. (Chip) Catlin, Director

Mr. Catlin has served as a director since August 2014. Currently, Mr. Catlin also serves as Senior Vice President, Chief Financial Officer, and Secretary of Celldex Therapeutics, Inc., a public biopharmaceutical company. Prior to joining Celldex Therapeutics, Inc. (Nasdaq: CLDX) in January 2000, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, he held various financial positions at Repligen Corporation (Nasdaq: RGEN), a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, he held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and M.B.A. from Babson College and is a Certified Public Accountant.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met five times in 2015. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). All five (5) of our directors attended our 2015 Annual Meeting of Stockholders. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The NASDAQ Stock Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Stock Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Stock Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Holmer, Dr. Gupta and Mr. Catlin do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of the NASDAQ Stock Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operate under a charter that has been approved by our Board.

Audit Committee. Our Audit Committee consists of Mr. Holmer, Dr. Gupta and Mr. Catlin, and Mr. Catlin is the Chairman of the Audit Committee. Our Audit Committee met five times in 2015. Our Board has determined that the three directors currently serving on our Audit Committee are independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Catlin qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted on the Corporate Governance section of our website, which is located at www.corbuspharma.com.

Compensation Committee. Our Compensation Committee consists of Mr. Holmer, Dr. Gupta and Mr. Catlin, and Mr. Holmer is the Chairman of the Compensation Committee. Our Compensation Committee met three times in 2015. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted on the Corporate Governance section of our website, which is located at www.corbuspharma.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Holmer, Dr. Gupta and Mr. Catlin, and Dr. Gupta is the Chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met one time in 2015. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our Bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted on the Corporate Governance section of our website, which is located at www.corbuspharma.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•	the name and address of record of the security holder;
•

a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;
•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and
•	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. This leadership structure also is preferred by a significant number of our stockholders. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, MA 02062, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted on the Corporate Governance section of our website, which is located at www.corbuspharma.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in a Current Report on Form 8-K.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Yuval Cohen, Ph.D.	41	Chief Executive Officer, Director	2014
Mark Tepper, Ph.D.	58	President and Chief Scientific Officer	2014
Barbara White, M.D.	65	Chief Medical Officer	2014
Sean Moran	58	Chief Financial Officer	2014

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Yuval Cohen, Ph.D., Chief Executive Officer and Director

See description under “Proposal 1”.

Mark A. Tepper, Ph.D., President and Chief Scientific Officer

Dr. Tepper has served as our President and Chief Scientific Officer since April 11, 2014. He has more than twenty five years of management experience in pharmaceutical R&D. During the last 13 years, Dr. Tepper has focused on identifying unique early stage biotechnology assets which fill a significant unmet medical need and has founded or co-founded three new biotech companies, including Corbus, to commercialize these assets. Prior to joining JB Therapeutics in January 2012, Dr. Tepper was a consultant to the biotechnology and pharmaceutical industry from 2009-2011. Prior to that he was President and Chief Executive Officer of NKT Therapeutics Inc. from 2007-2008 and before that President of RXi Pharmaceuticals from 2003 to 2007. Dr. Tepper served at EMD Serono from 1995 to 2002, most recently as Vice President of Research and Operations where he played a key role in the development and commercialization of the fertility drug Gonal-F and multiple sclerosis drug Rebif. While with Bristol Myers Squibb from 1988 to 1995, most recently as Senior Research Investigator, he was a member of the project team responsible for developing the cancer drug Taxol and the rheumatoid arthritis drug Orencia. Dr. Tepper received a Ph.D. in Biochemistry & Biophysics from Columbia University, College of Physicians & Surgeons, New York, and a B.A in Chemistry with Highest Honors from Clark University, Worcester, Massachusetts. He gained postdoctoral training at the University of Massachusetts Medical School, Worcester, Massachusetts in the laboratory of Professor Michael P. Czech.

Barbara White, M.D., Chief Medical Officer

Dr. White has served as our Chief Medical Officer since August 2014. Previously, Dr. White served as Senior Vice President and Head of Research and Development at Stiefel, a dermatological pharmaceutical division of GlaxoSmithKline, a public pharmaceutical company, from 2011 to 2013. From 2010 to 2011, Dr. White was Vice President and Head of Immunology Therapeutic Area at UCB, a public biopharmaceutical manufacturing company. At MedImmune, LLC, a subsidiary of AstraZeneca plc, a public pharmaceutical company, Dr. White served first as Senior Director of Clinical Development from 2006 until 2007, and then as Vice President until 2010. Prior to her pharmaceutical career, Dr. White was Professor and Associate Chair of Research, Department of Medicine, at the University of Maryland School of Medicine. She was formerly Associate Chief of Staff, Research Service, at the Baltimore Veteran Administration (VA) Medical Center, where her research focused on immune-mediated mechanisms of lung fibrosis in scleroderma. Barbara also previously served as Co-Director of the Johns Hopkins University and University of Maryland Scleroderma Center. Barbara received her medical degree from the University of Pennsylvania School of Medicine and is board certified in internal medicine, rheumatology and allergy/clinical immunology. She completed her postdoctoral studies in basic cellular immunology at the National Institutes of Health.

Sean Moran, CPA, MBA, Chief Financial Officer

Mr. Moran has served as our Chief Financial Officer since April 11, 2014. Mr. Moran joined JB Therapeutics as its Chief Financial Officer in January 2014. Mr. Moran has twenty years of senior financial experience with emerging biotechnology, drug delivery and medical device companies. Mr. Moran has worked at three different companies that completed initial public offerings and maintained a listing on a public exchange. Before joining Corbus, Mr. Moran served as Chief Financial Officer for InVivo Therapeutics Corporation from 2010 to 2013, Celsion Corporation from 2008 to 2010, Transport Pharmaceuticals Inc. from 2006 to 2008, Echo Therapeutics Inc. from 2002 to 2006, SatCon Technology Corporation from 2000 to 2002, and Anika Therapeutics Inc. from 1993 to 2000. Mr. Moran is a CPA by training and earned his M.B.A. and a B.S. in Accounting from Babson College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2015 and December 31, 2014 for services rendered in all capacities to us for the year ended December 31, 2015 and December 31, 2014. These individuals are our named executive officers for 2015.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)		Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Yuval Cohen	2015	$240,000	$—		$—	$—	$—	$—	$240,000
Chief Executive Officer	2014	174,989	45,000	(4)	—	681,672	—	—	901,661
Mark Tepper	2015	240,000	—		—	—	—	—	240,000
President and Chief Scientific Officer	2014	211,060	—			345,599	—	—	556,659
Barbara White	2015	300,000	—		—	—	—	—	300,000
Chief Medical Officer	2014	102,692	—		—	108,838	—	—	211,530

(1)

Amounts reflect the grant date fair value of option awards granted in 2015 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 3 to our Consolidated Financial Statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Significant Estimates—Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(2)	Each of the named executive officers began receiving salary on April 11, 2014, except for Dr. White, who began receiving salary in August 2014.
(3)	The Compensation Committee has not yet determined the amount of cash bonuses, if any, for 2015 performance for each of the named executive officers.
(4)	Represents signing bonus paid.

Employment Agreements with Our Named Executive Officers

On April 11, 2014, we entered into an employment agreement with Dr. Yuval Cohen, which is effective for a period of two years. Dr. Cohen’s employment agreement provides for him to serve as Chief Executive Officer and provides for an annual base salary of $240,000 and a signing bonus of $45,000. In addition, Dr. Cohen is eligible to receive an annual bonus, which is targeted at up to 33% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. On April 11, 2014, Dr. Cohen received a grant of options covering 312,728 shares of common stock at an exercise price of $1.00 per share. These options vest 25% on the one year anniversary of the grant date and the remainder in equal monthly installments over three years, with full acceleration of vesting on a change in control (as defined in our 2014 Equity Compensation Plan). Dr. Cohen is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If we terminate Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, we are required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment.

On April 11, 2016, we entered into an amendment to the employment agreement with Dr. Cohen to provide an increase in Dr. Cohen’s 2016 annual base salary and his bonus targets for fiscal year 2016 and to extend the term of his employment agreement for an additional two year period.  Pursuant to the terms of the amendment, Dr. Cohen will receive an annual base salary of $370,000 for fiscal year 2016 and is eligible to receive an annual bonus for fiscal year 2016 targeted up to 50% of his base salary which may be adjusted by our Board based on his individual performance and our performance as a whole.  Dr. Cohen’s annual base salary and his targeted annual bonus may be adjusted annually by the Board. The changes to Dr. Cohen’s compensation pursuant to the amendment were effective as of January 1, 2016 and the term of the employment agreement expires on April 11, 2018.

On April 11, 2014, we entered into an employment agreement with Sean Moran, which we amended and restated on June 26, 2014. Mr. Moran’s employment agreement provides for him to serve as Chief Financial Officer and provides for an annual base salary of $200,000 and a signing bonus of $20,000. In addition, Mr. Moran is eligible to receive an annual bonus, which is targeted at up to 33% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Mr. Moran’s employment agreement is on an at will basis for an indefinite term. On April 11, 2014, Mr. Moran, received a grant of options covering 107,220 shares of common stock at an exercise price of $1.00 per share. These options vest 25% on the one year anniversary of the grant date and the remainder in equal monthly installments over three years, with full acceleration of vesting on a change in control (as defined in our 2014 Equity Compensation Plan). Mr. Moran is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. Mr. Moran’s applicable payments and benefits payable under the terms of his amended and restated employment agreement, as of June 26, 2014, will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment.

On April 11, 2016, we entered into an amendment to the employment agreement with Mr. Moran to provide an increase in Mr. Moran’s 2016 annual base salary and his bonus targets for fiscal year 2016 and to provide for a two year term of employment under the terms and conditions set forth in his employment agreement.  Pursuant to the terms of the amendment, Mr. Moran will receive an annual base salary of $305,000 for fiscal year 2016 and is eligible to receive an annual bonus for fiscal year 2016 targeted up to 40% of his base salary which may be adjusted by our Board based on his individual performance and our performance as a whole.  Mr. Moran’s annual base salary and his targeted annual bonus may be adjusted annually by the Board. The changes to Mr. Moran’s compensation pursuant to the amendment were effective as of January 1, 2016.  In addition, pursuant to the terms of the amendment, if we terminate Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, we are required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits payable pursuant to the terms of his amended and restated employment agreement, as subsequently amended on April 11. 2016, will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment.   Pursuant to the terms of the amendment, the term of Mr. Moran’s employment agreement expires on April 11, 2018.

On April 11, 2014, we entered into an employment agreement with Dr. Mark Tepper, which is effective for a period of two years. Dr. Tepper’s employment agreement provides for him to serve as President and Chief Scientific Officer and provides for an annual base salary of $240,000. In addition, Dr. Tepper is eligible to receive an annual bonus, which is targeted at up to 33% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. On April 11, 2014, Dr. Tepper received a grant of options covering 271,600 shares of common stock at an exercise price of $1.00 per share. These options vest 25% on the one year anniversary of the grant date and the remainder in equal monthly installments over three years, with full acceleration of vesting on a change in control (as defined in our 2014 Equity Compensation Plan). Dr. Tepper is subject to non-compete and non-solicitation provisions, which apply during the term of his employment and for a period of twelve months following termination of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If we terminate Dr. Tepper’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, we are required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release and continuing compliance with covenants. Dr. Tepper’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment.

On April 11, 2016, we entered into an amendment to the employment agreement with Mr. Tepper to provide an increase in Mr. Tepper’s 2016 annual base salary and his bonus targets for fiscal year 2016 and to extend the term of his employment agreement for an additional two year period.  Pursuant to the terms of the amendment, Mr. Tepper will receive an annual base salary of $320,000 for fiscal year 2016 and is eligible to receive an annual bonus for fiscal year 2016 targeted up to 45% of his base salary which may be adjusted by our Board based on his individual performance and our performance as a whole.  Mr. Tepper’s annual base salary and his targeted annual bonus may be adjusted annually by the Board. The changes to Mr. Tepper’s compensation pursuant to the amendment were effective as of January 1, 2016 and the term of the employment agreement expires on April 11, 2018.

We have entered into a letter agreement with Barbara White, M.D. Dr. White’s letter agreement provides for her to serve as Chief Medical Officer and provides for an annual base salary of $300,000. In addition, Dr. White is eligible to receive an annual bonus, which is targeted at up to 33% of her base salary but which may be adjusted by our Board based on her individual performance and our performance as a whole. Dr. White’s letter agreement is on an at will basis for an indefinite term. On September 23, 2014, Dr. White received a grant of options covering 250,000 shares of common stock at an exercise price of $1.00 per share. These options vest 25% on the one year anniversary of the grant date and the remainder in equal monthly installments over three years, with full acceleration of vesting on a change in control (as defined in our 2014 Equity Compensation Plan). Dr. White is subject to non-compete and non-solicitation provisions, which apply during the term of her employment. In addition, the letter agreement contains customary confidentiality and assignment of inventions provisions.

On April 11, 2016, we entered an employment agreement with Dr. White which is effective for a period of two years from the date thereof. Dr. White’s employment agreement provides for her to serve as Chief Medical Officer and provides for an annual base salary of $345,000 for fiscal year 2016. In addition, Dr. White is eligible to receive an annual bonus for fiscal year 2016, which is targeted at up to 40% of her base salary which may be adjusted by our Board based on her individual performance and our performance as a whole.  Dr. White’s annual base salary and annual bonus figures were effective as of January 1, 2016.  Dr. White’s annual base salary and her targeted annual bonus may be adjusted annually by the Board.  Dr. White is subject to non-compete and non-solicitation provisions, which apply during the term of her employment and for a period of twelve months following termination of her employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If we terminate Dr. White’s employment without cause or she terminates her employment for good reason during the term of the employment agreement, we are required to pay her as severance twelve months of her base salary plus reimbursement of the cost of COBRA coverage (or the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution of a general release and continuing compliance with covenants. Dr. White’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or her subsequent termination of employment.  The term of Dr. White’s employment agreement expires on April 11, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2015.

	Number of securities underlying unexercised options (#)				Equity Incentive Plan
Name	Exercisable		Unexercisable		Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Yuval Cohen	15,089	(1)					$0.17	7/1/2023
	103,204	(2)	112,180	(2)			$0.17	1/28/2024
	130,303	(3)	182,425	(3)			$1.00	4/11/2024
	242,083	(4)	387,917	(4)	280,000	(4)	$1.00	10/22/2024

Mark Tepper	150,889	(5)					$0.11	7/1/2020
	113,167	(3)	158,433	(3)			$1.00	4/11/2024
	103,750	(4)	166,250	(4)	120,000	(4)	$1.00	10/22/2024

Barbara White	78,125	(6)	171,875	(6)			$1.00	9/23/2024

(1)	Represents options to purchase shares of our common stock granted on July 1, 2013. The shares underlying the option vested in 12 equal monthly installments commencing on July 1, 2013.
(2)

Represents options to purchase shares of our common stock granted on January 28, 2014. 25% of the option vested on January 28, 2015, with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 28, 2015.

(3)

Represents options to purchase shares of our common stock granted on April 11, 2014. 25% of the option vested on April 11, 2015, with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on April 11, 2015.

(4)

Represents options to purchase shares of our common stock granted on October 22, 2014. 12.5% of the option vested on October 22, 2015 and 37.5% of the option vests in equal monthly installments over a period of 36 months commencing on October 22, 2015. The remaining 50% of the option vests in tranches between 5% and 10% upon the achievement of eight individual business milestones.

(5)

Represents options to purchase shares of our common stock granted on July 1, 2010. 25% of the option vested on grant date and 12.5% of the remaining portion of the option vested in equal quarterly installments over a period of six quarters.

(6)

Represents options to purchase shares of our common stock granted on September 23, 2014. 25% of these options vests on September 19, 2015 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on September 19, 2015.

Director Compensation

Director Compensation Table - 2015

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alan Holmer (2)	40,000	28,700	68,700
Avery Catlin (3)	35,000	28,700	63,700
David Hochman (4)	25,000	28,700	53,700
Renu Gupta (5)	30,000	28,700	58,700

(1)

Amounts reflect the aggregate grant date fair value of each stock option granted in 2015, in accordance with the Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.

(2)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2015 held by Mr. Holmer was 88,861.
(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2015 held by Mr. Catlin was 70,000.
(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2015 held by Mr. Hochman was 70,000.
(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2015 held by Dr. Gupta was 70,000.

Non-Employee Director Compensation Policy

Our Board has approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending Board and committee meetings, this policy excludes any non-employee directors designated to our Board by our current investors. This policy provides for the following cash compensation effective January 2016:

•	each non-employee director is entitled to receive an annual fee from us of $35,000;
•	the chair of our Board will receive an annual fee from us of $10,000;
•	the chair of our audit committee will receive an annual fee from us of $10,000;
•	the chair of our compensation committee will receive an annual fee from us of $5,000; and
•	the chair of our nominating and corporate governance committee will receive an annual fee from us of $5,000.

Each non-employee director that joins our Board receives an initial option grant to purchase 50,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 24 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date. Each non-employee director also receives an annual option grant to purchase 20,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 24 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date. Upon a change in control, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

Scientific Advisory Board Compensation

We do not currently have a policy regarding compensation for our scientific advisory board members; however each member of the scientific advisory board is eligible to receive a payment of $15,000 per year and an initial grant of 30,000 options to purchase shares of our common stock at the fair market value on the date of grant.

2014 Equity Compensation Plan

General

On March 26, 2014, our Board adopted the 2014 Equity Compensation Plan, or the 2014 Plan, subject to stockholder approval, which was received on April 1, 2014, pursuant to the terms described herein.

The general purpose of the 2014 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2014 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Corbus equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,951,315	$1.01	4,545,133
Equity compensation plans not approved by security holders	—	—	—
TOTAL:	5,951,315	$1.01	4,545,133

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2015 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2015.
2.

The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 16, as amended (Communications with Audit Committees).

3.

The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee of Corbus Pharmaceuticals Holdings, Inc.

Avery W. Catlin, Chairman

Renu Gupta

Alan Holmer

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 5, 2016 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) the current executive officers; (iv) all of the current executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 5, 2016 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 37,605,827 shares of common stock issued and outstanding as of April 5, 2016 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors
Mark Tepper (1)	2,512,122	6.6%
Yuval Cohen (2)	588,985	1.5%
Sean Moran (3)	267,682	*
Barbara White(4)	222,729	*
Alan Holmer (5)	93,194	*
David Hochman (6)	710,533	1.9%
Renu Gupta (7)	68,333	*
Avery W. Catlin (8)	91,250	*
All current directors and executive officers as a group	4,554,828	11.6%
5% Stockholders
Sumner Burstein (9)	3,381,471	9.0%
Knoll Capital Management, LP (10)	2,563,925	6.8%
Adam Stern (11)	2,813,417	7.3%

(1)

Includes 411,722 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 520,767 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(2)

Includes 582,150 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 1,121,051 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(3)

Includes 192,432 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 200,134 shares of common stock issuable upon exercise of outstanding stock options that are not exercisable within 60 days of April 5, 2016.

(4)

Includes 104,167 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 385,833 shares of common stock issuable upon exercise of outstanding stock options that are not exercisable within 60 days of April 5, 2016.

(5)

Includes 72,194 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 191,667 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(6)

Includes 53,333 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 16,667 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016. Includes 190,000 shares of common stock held by a family trust of which Mr. Hochman is a co-trustee and co-beneficiary. Includes 12,900 shares of common stock held by trusts for the benefit of his children of which Mr. Hochman disclaims beneficial ownership. Does not include 16,667 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(7)

Includes 53,333 shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 16,667 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(8)

Includes 51,250 shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 18,750 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(9)

Includes 15,000 shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days of April 5, 2016. Does not include 15,000 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of April 5, 2016.

(10)

All information regarding Knoll Capital Management, LP is based on information disclosed in a statement on Schedule 13G filed with the SEC on March 1, 2016. The shares of common stock are held indirectly by Gakasa Holdings, LLC for the benefit of Fred Knoll and Knoll Capital Management, LP. The address for each of Knoll Capital Management, LP, Gakasa Holdings, LLC and Fred Knoll is 5 East 44th Street, Suite 12, New York, NY 10017.

(11)

All information regarding Adam Stern is based on information disclosed in a statement on Schedule 13G filed with the SEC on July 29, 2015. Includes 533,167 shares of common stock held by Mr. Stern, including 1,967 shares of common stock held by Mr. Stern’s IRA; 250,000 shares of common stock held by the AKS Family Foundation; 1,000,000 shares of common stock held by A.K.S. Family Partners, L.P.; and warrants to purchase 1,079,750 shares of common stock held by Mr. Stern. The address for Mr. Stern, AKS Family Foundation AND A.K.S. Family Partners, L.P. is 810 Seventh Avenue, 18th Floor, New York, NY 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2015, all reports required to be filed under Section 16(a) were filed on a timely basis, except (i) that a total of four (4) reports on Form 4 by Avery Catlin, Renu Gupta, David P. Hochman, and Alan Holmer, each representing option awards made in accordance with the terms of the 2014 Equity Compensation Plan with a transaction award date of August 12, 2015, were inadvertently filed late on August 17, 2015, (ii) that one (1) report on Form 3 by Sumner Burstein, representing beneficial ownership of greater than 10% of the Company’s common stock was inadvertently filed late on July 16, 2015, and (iii) one (1) report on Form 3 by Knoll Capital Management, LP, representing beneficial ownership of greater than 10% of the Company’s common stock was inadvertently filed late on August 4, 2015.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

The Placement Agent and Related Parties

In connection with our formation in December 2013, certain affiliates of Aegis Capital Corp. (the “Placement Agent”), the placement agent in our private placement in 2014 (the “2014 Private Placement”) and certain other parties not affiliated with us or the Placement Agent subscribed for an aggregate of 6,000,000 shares of common stock for which they paid an aggregate of $120,000 ($0.02 per share), including David Hochman, one of our directors who purchased 450,000 shares and whose family trust purchased 90,000 shares.

Following the initial closing of the 2014 Private Placement (the “Initial Closing”), the Placement Agent has a right to appoint one member of our Board for a two-year term (the “Aegis Nominee”). Upon the Initial Closing on April 11, 2014, David Hochman was appointed as the Aegis Nominee and his successor, if any, will be chosen by the Placement Agent, subject to the reasonable approval of us and the terms of the Voting Agreement described below.

We entered into a non-exclusive financial advisory agreement with the Placement Agent under which the Company paid the Placement Agent $200,000 upon the execution of the agreement, which commenced on September 1, 2015 and expired on November 30, 2015. We also paid the Placement Agent a warrant solicitation fee of $309,215 in connection with the exercise of warrants that were called and exercised in the third quarter of 2015.

Consulting Agreement with Orchestra Medical Ventures

On March 21, 2014, we entered into a consulting agreement with Orchestra Medical Ventures, LLC, or Orchestra, of which David Hochman, our Director, is Managing Partner. The consulting agreement provided that Orchestra would render a variety of consulting and advisory services relating principally to identifying and evaluating strategic relationships, licensing opportunities, and business strategies. Orchestra was compensated at a rate of $5,000 per month for twelve months, payable quarterly in advance.  During the fiscal year ended December 31, 2015, we paid Orchestra $15,000. The consulting agreement expired on April 11, 2015.

Voting Agreement

In connection with the Initial Closing, the stockholders of JB Therapeutics (the “JBT Stockholders”)prior to the merger whereby JB Therapeutics, Inc. became a wholly-owned subsidiary of us (the “Merger”) and our stockholders prior to the Merger (the “Holdings Stockholders”), entered into a Voting Agreement, or the Voting Agreement. Pursuant to the terms of the Voting Agreement, (i) the JBT Stockholders have the right to nominate three (3) members to our Board, (ii) the Holdings Stockholders shall vote in favor of the election of the JBT Stockholders’ nominees and (iii) the Holdings Stockholders shall nominate and vote for one Aegis Nominee to our Board, and (iv) the JBT Stockholders shall vote in favor of the election of the Aegis Nominee. The Voting Agreement expires upon the earlier of (i) the approval of at least 75% of the JBT Stockholders and the Holdings Stockholders voting together based upon their ownership of our common stock, or (ii) the closing of a firm commitment underwritten public offering of shares of our common stock resulting in gross proceeds of at least $20 million.

Indemnification Agreements

In September 2014, we entered into indemnification agreements with our directors and executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of our Company.

Merger Transaction

On March 27, 2014, JB Therapeutics entered into the Merger Agreement with Merger Sub, a wholly-owned subsidiary of Holdings. Pursuant to the terms of the Merger Agreement, as a condition of and contemporaneously with the closing of the Merger on April 11, 2014, Merger Sub merged with and into JB Therapeutics and JB Therapeutics became a wholly-owned subsidiary of Holdings. In connection with the Merger, JB Therapeutics changed its name to Corbus Pharmaceuticals, Inc.

While we believe that all of these agreements and arrangements are in the best interests of our Company, related parties of the Placement Agent may derive material benefits as the result of these transactions. In addition, related parties of the Placement Agent will have a continuing substantial interest in our Company and will derive substantial benefits from any success of our Company.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2015	2014
	(In thousands)
Audit Fees	$98	$82
Audit-Related Fees	11	54
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$109	$136

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2015 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2017 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2017 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than December 16, 2016 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2017 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than February 25, 2017 and no earlier than January 26, 2017; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 5, 2016. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2015 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Corbus Pharmaceuticals Holdings, Inc., 100 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary, or by phone at (617) 963-0100. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

April 15, 2016

Norwood, Massachusetts

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 25, 2016.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

				FOR	AGAINST	ABSTAIN
1. Election of Directors (01) Yuval Cohen (02) Alan Holmer (03) David P. Hochman (04) Renu Gupta (05) Avery W. Catlin	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all Nominees listed to the left)	2. Ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                       Signature, if held  jointly

Date                     , 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 26, 2016

The proxy statement and our 2016 Annual Report to Stockholders are available at http://www.cstproxy.com/corbuspharma/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CORBUS PHARMACEUTICALS HOLDINGS, INC.

The undersigned appoints Yuval Cohen and Sean Moran, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Corbus Pharmaceuticals Holdings, Inc. held of record by the undersigned at the close of business on April 5, 2016 at the Annual Meeting of Stockholders of Corbus Pharmaceuticals Holdings, Inc. to be held on May 26, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)